EXHIBIT 99.1

Airship AI Reports Third Quarter 2025 Financial Results

 Third Quarter 2025 Net Revenues of $1.2 Million, Gross Profit of $.6 Million and Gross Margin of 51%

New Pro-U.S. Border Security Administration Provides Additional Macro Tailwinds for 2025 & Beyond with Validated Pipeline of $166 Million

Raised $9.7 Million in Aggregate Proceeds from the Exercise of Warrants Subsequent to Quarter End, Fortifying Balance Sheet and Providing Additional Operational and Financial Flexibility

Redmond, WA – November 17, 2025 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the third quarter ended September 30, 2025.

Q3 2025 Financial Highlights

•	Net revenues for the quarter ended September 30, 2025, were $1.2 million. The third quarter of 2025 presented a number of challenges as recent changes in the federal acquisition process under the new administration slowed the pace of planned contracting activity, particularly within the Department of Homeland Security, along with the government shutdown.

•	Gross profits for the quarter ended September 30, 2025, were $0.6 million.

•	Gross margin percentage was 51% for the quarter ended September 30, 2025. Lower margins were in part due to increased solution sales with more third-party hardware than Airship AI software.

•	Operating loss was $2.9 million for the quarter ended September 30, 2025, primarily due to increased investments in sales and marketing related expenditures, which should increase future sales.

•	Other income for the quarter ended September 30, 2025, was $9.3 million, primarily due to a gain from a change in the fair value of earnout liability of $3.9 million and change in fair value of warrant liability of $5.3 million.

•	Net income for the quarter ended September 30, 2025, was $6.4 million, or $0.20 per basic share, primarily related to noncash income of $8.8 million.

•	Net cash used in operating activities was $0.6 million in the quarter ended September 30, 2025.

•	Cash and cash equivalents were $5.8 million as of September 30, 2025. Subsequent to the quarter end, the Company raised approximately $9.7 million in aggregate gross proceeds from the exercise of existing warrants.

1

Q3 2025 & Subsequent Operational Highlights

•	Backlog as of September 30, 2025, was $11 million, representing firm fixed price contracts awarded in the third quarter of 2025 that will be shipped and invoiced through the remainder of calendar year 2025 and early 2026. Backlog is not indicative of future quarterly revenue as approximately 75% of quarterly revenue is transactional and recognized in the same quarter.

•	Our total validated pipeline at the end of the quarter was approximately $166 million, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across our customer verticals. Our pipeline includes opportunities at varying stages of progression with expected award timeframes over the next 18-24 months.

•	Due to the sensitive nature of many of our customers and deployment use cases, we are often restricted from publicly disclosing awards and/or limited as to the specifics of the customer and use case. Consequently, most of our awards are executed on closed or restricted contract vehicles, which further limits the sharing of information that might otherwise be available.

•	We continued to add to our sales team during the quarter as well as added to our development, quality assurance, and operational teams in support of existing and anticipated awards that will require additional resources and capabilities to fulfill.

•	We participated in multiple customer-facing tradeshows during the quarter including new industry wide and vertically focused shows where we had a significantly increased level of participation and visibility as compared to historical participation.

•	As part of our transition to a partner-driven sales model, we participated in several partner shows and events, including those sponsored by integrators and dealers and those by manufacturers of hardware sensors and solutions that we integrate with and manage for our customers.

•	On October 8, 2025, the Company entered into warrant exercise inducement offer letter with the holder of its existing common stock warrants exercisable for an aggregate of 2,162,162 shares of its common stock to exercise its existing warrants at the existing exercise price of $4.50 per share in exchange for the Company’s agreement to issue new common stock warrants to purchase 2,702,702 shares of common stock at an exercise price per share of $6.20. The aggregate gross proceeds from the exercise of the existing warrants were approximately $9.7 million before deducting financial advisory fees. The Company intends to use the net proceeds from the exercise of the existing warrants for working capital and general corporate purposes.

2

2025 Outlook

•	Make tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the potential cash exercise of public warrants.

•	Release new Outpost AI product offerings as well as expand custom trained AI models supporting emerging edge analytic workflows.

•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.

•	Develop and execute expansionary opportunities in the commercial and retail markets, particularly around those companies involved in combating organized retail crime.

•	Improve sourcing, supply chain management, and production-based process efficiencies to help drive continued margin expansion.

•	Focus on brand awareness and engagement in new verticals through targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.

Management Commentary

“The third quarter of 2025 presented a number of challenges as recent changes in the federal acquisition process under the new administration, along with the government shutdown, slowed the pace of planned contracting activity, particularly within the Department of Homeland Security,” said Paul Allen, President of Airship AI. “Despite these headwinds, we closed approximately $11 million in new opportunities by the end of the quarter, most of which are scheduled to ship in the fourth quarter of 2025 and early 2026.”

“As the government enters its new fiscal year we expect several opportunities that were delayed to move forward in the coming months with many forecasted for the government’s first fiscal quarter. In addition, with funding from the Big Beautiful Bill expected to flow down to agencies and components we have identified and added multiple new programs to our pipeline, further reinforcing our medium-term outlook.”

“The legislation includes more than $70 billion over the next four years in supplemental funding for U.S. Customs and Border Protection (“CBP”), including $6.2 billion earmarked for border security technology. Notably, the bill highlights investments in artificial intelligence, machine learning, and other innovative technologies aimed at combating illicit trafficking. It also allocates approximately $46.6 billion for physical barriers, cameras, sensors, and related infrastructure as well as $5 billion for CBP facility upgrades, all areas where Airship AI’s technologies and solutions are well aligned.”

3

“Encouragingly, our recent awards and our expanding pipeline feature our edge AI platform, Outpost AI, as a central component of proposed and deployed solutions. The awards received to date underscore our strategic evolution toward delivering fully integrated, turnkey systems that combine Outpost AI with our backend software and tailored implementation services, positioning us to pursue broader, higher-value opportunities.”

“In the commercial market, we continue to see growing traction across multiple verticals. The shift to a partner-based go-to-market model is showing clear progress as demonstrated by ongoing pilots with several enterprise customers and continued success with flagship accounts. These initiatives leverage our proven approach from the federal sector with artificial intelligence remaining a key differentiator.”

“Looking ahead, we remain disciplined in executing on our fiscal year objectives, including a return to positive operational cash flow. While the ongoing uncertainty surrounding federal funding and the government shutdown adds near-term complexity, we are encouraged by the momentum in our pipeline and the progress toward several large opportunities expected to advance this quarter. Taken together, these factors provide a foundation for optimism as we approach the end of calendar 2025,” concluded Mr. Allen.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding validated pipeline, estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

4

AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2025 and December 31, 2024

	September 30, 2025	December 31, 2024 (1)
ASSETS	Unaudited

CURRENT ASSETS:
Cash and cash equivalents	$5,755,661	$11,414,830
Accounts receivable, net of allowance for credit losses of $0	1,247,321	1,226,757
Prepaid expenses and other	31,431	17,883
Total current assets	7,034,413	12,659,470

OTHER ASSETS
Other assets	160,528	165,960
Operating lease right of use asset	908,029	882,024

TOTAL ASSETS	$8,102,970	$13,707,454

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$339,468	$759,480
Advances from founders	-	1,300,000
Accrued expenses	45,819	51,649
Current portion of operating lease liability	427,498	305,178
Deferred revenue- current portion	4,652,485	3,238,483
Total current liabilities	5,465,270	5,654,790

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	539,375	638,525
Warrant liability	27,822,380	34,180,618
Earnout liability	11,607,790	23,304,808
Deferred revenue- non-current	2,749,263	2,951,850
Total liabilities	48,184,078	66,730,591

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 32,013,300 and 30,588,413 shares issued and outstanding as of September 30, 2025 and December 31, 2024	3,198	3,056
Additional paid in capital	28,507,356	21,918,867
Accumulated deficit	(68,580,783)	(74,941,590)
Accumulated other comprehensive loss	(10,879)	(3,470)
Total stockholders' deficit	(40,081,108)	(53,023,137)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$8,102,970	$13,707,454

5

AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the three and nine months ended September 30, 2025 and 2024

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	Unaudited	Unaudited	Unaudited	Unaudited
NET REVENUES:
Product	$218,568	$1,730,521	$4,989,261	$16,525,515
Post contract support	956,042	1,137,128	3,784,989	3,318,180
Other services	2,840	-	53,118	-
	1,177,450	2,867,649	8,827,368	19,843,695
COST OF NET REVENUES:
Cost of Sales	203,182	285,448	3,406,130	9,381,244
Post contract support	337,001	428,820	1,000,109	1,174,737
Other services	33,431	-	49,772	-
	573,614	714,268	4,456,011	10,555,981
GROSS PROFIT	603,836	2,153,381	4,371,357	9,287,714
RESEARCH AND DEVELOPMENT EXPENSES	753,229	1,073,735	2,213,182	2,471,872
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,717,388	2,667,130	8,761,194	8,829,544
TOTAL OPERATING EXPENSES	3,470,617	3,740,865	10,974,376	11,301,416
OPERATING LOSS	(2,866,781)	(1,587,484)	(6,603,019)	(2,013,702)
OTHER INCOME (EXPENSE) :
Gain (loss) from change in fair value of earnout liability	3,892,874	5,511,961	6,414,894	(1,095,962)
Gain (loss) from change in fair value of warrant liability	5,331,239	2,471,186	6,358,238	(2,833,558)
Gain (loss) from change in fair value of convertible debt	-	370,548	-	(141,636)
Loss on note conversion	-	(434,797)	-	(593,591)
Interest income (expense), net	52,541	(133,824)	190,694	(587,149)
Other expense	-	16,366	-	(22,922)
Total other income (expense), net	9,276,654	7,801,440	12,963,826	(5,274,818)

INCOME (LOSS) BEFORE PROVISON FOR INCOME TAXES	6,409,873	6,213,956	6,360,807	(7,288,520)

Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	6,409,873	6,213,956	6,360,807	(7,288,520)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency income (loss), net	-	354	(7,409)	9,338

TOTAL COMPREHENSIVE INCOME (LOSS)	$6,409,873	$6,214,310	$6,353,398	$(7,279,182)

NET INCOME (LOSS) PER SHARE:
Basic	$0.20	$0.25	$0.20	$(0.31)
Diluted	$0.15	$0.17	$0.15	$(0.31)

Weighted average shares of common stock outstanding
Basic	31,970,364	24,696,425	31,850,348	23,609,189
Diluted	41,972,357	35,445,694	41,672,396	23,609,189

6

AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2025 and 2024

(Unaudited)

	Nine Months Ended
	September 30, 2025	September 30, 2024
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,360,807	$(7,288,520)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	-	1,861
Stock-based compensation	1,155,845	1,088,275
Amortization of operating lease right of use asset	278,334	174,914
Issuance of common stock for services	-	198,500
Noncash interest expense	-	520,758
(Gain) loss from change in fair value of warrant liability	(6,358,238)	2,833,558
(Gain) loss from change in fair value of earnout liability	(6,414,894)	1,095,962
Loss from change in fair value of convertible note	-	141,636
Loss on note conversion	-	593,591
Changes in operating assets and liabilities:
Accounts receivable	(20,564)	527,042
Prepaid expenses and other	(13,548)	132,512
Other assets	5,432	26,901
Operating lease liability	(281,169)	(132,525)
Payroll and income tax receivable	-	7,230
Accounts payable - trade and accrued expenses	(425,841)	(2,261,087)
Deferred revenue	1,211,415	(2,058,893)
NET CASH USED IN OPERATING ACTIVITIES	(4,502,421)	(4,398,285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock and warrants for offering, net	-	7,290,000
Proceeds from warrant exercise, net	59,850	294,049
Repayment of advances from founders	(1,300,000)	-
Proceeds from stock option exercises	90,811	196,173

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,149,339)	7,780,222

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,651,760)	3,381,937

Effect from exchange rate on cash	(7,409)	9,338

CASH AND CASH EQUIVALENTS, beginning of period	11,414,830	3,124,413

CASH AND CASH EQUIVALENTS, end of period	$5,755,661	$6,515,688

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$2,410

Noncash investing and financing
Issuance of common stock for debt conversion	$-	$1,770,340
Issuance of common stock for debt interest payment	$-	$487,642
Issuance of common stock for earnout shares	$5,282,125	$-
Recognition of operating right-of-use asset	$304,339	$-
Recognition of operating lease liability	$304,339	$-

7